EXHIBIT 99

FOR IMMEDIATE RELEASE

FOR:                                     CONTACT:
    Packaging Dynamics Corporation                Ms. Sharon Thompson
    3900 West 43rd Street                         Packaging Dynamics Corporation
    Chicago, IL  60632                            (773) 843-8013

            PACKAGING DYNAMICS CORPORATION REPORTS RESULTS FOR THE
                FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2004

Chicago, IL: Thursday, February 10, 2005 - Packaging Dynamics Corporation (NASDAQ-PKDY)(the "Company" or "Packaging Dynamics") reported results of operations for the fourth quarter and year ended December 31, 2004.

Consolidated Results:
--------------------

For the year ended December 31, 2004, the Company reported net income of $8.8 million, or $0.85 per diluted share, compared to a net loss of $14.7 million, or $1.50 per diluted share, for the year ended December 31, 2003.

The Company reported net income for the fourth quarter of $2.7 million, or $0.24 per diluted share, compared to a net loss of $1.4 million, or $0.14 per diluted share, reported in the fourth quarter of 2003.

Continuing Operations:
---------------------

For the full year, net sales were $305.0 million, a 25.3% increase over $243.4 million in the prior year. Papercon, acquired on September 14, 2004, contributed net sales of $31.7 million in the current year. Reported income from continuing operations in 2004 of $10.1 million, or $0.98 per diluted share, included $0.4 million of one-time pre-tax costs related to the Papercon acquisition. Reported income from continuing operations in 2003 of $7.4 million, or $0.75 per diluted share, included a $0.9 million pretax write-off of unamortized financing costs related to the Company's senior debt refinancing and a $0.8 million pretax loss on the disposal of assets in connection with the Company's productivity improvement program. Excluding these items, adjusted earnings per diluted share from continuing operations (as more fully described and reconciled in the attached financial statements) was $1.00 in 2004 compared to $0.85 in 2003.

Net sales for the fourth quarter were $92.4 million, a 48.5% increase over net sales of $62.2 million in the fourth quarter of 2003. Papercon contributed net sales of $26.2 million during the quarter. Excluding Papercon, net sales increased 6.4% due primarily to increased sales volumes partially offset by lower sales of specialty laminations products into the building materials market.

Income from operations for the fourth quarter was $7.2 million compared to $5.0 million in the fourth quarter of 2003. Earnings for the fourth quarter as compared to the prior year were negatively impacted by the building material market sales declines and raw material and operating cost increases but were more than offset by incremental earnings on increased base business sales and also from Papercon. Operating margin for the fourth quarter was 7.7% compared to 8.1% in the prior year with the decline due primarily to the building material market sales decline.

Reported net income from continuing operations for the fourth quarter was $3.1 million, or $0.29 per diluted share compared to $2.3 million, or $0.23 per diluted share, in the fourth quarter of 2003. Fourth quarter 2003 results included a $0.3 million pretax write-off of unamortized financing costs related to the Company's senior debt refinancing. Excluding this item, adjusted earnings per diluted share from continuing operations (as more fully described and reconciled in the attached financial statements) was $0.25 in the fourth quarter of 2003.

Discontinued Operations:
-----------------------

Discontinued operations is comprised of the Company's Specialty Paper operation which was exited during the fourth quarter of 2003.

Net loss from discontinued operations in the fourth quarter was $0.5 million, or $0.05 per diluted share, compared to a net loss of $3.7 million, or $0.37 per diluted share, in the fourth quarter of 2003. Fourth quarter 2004 results include a charge of $0.4 million ($0.2 million after taxes) to fully reflect the final pension plan withdrawal liability calculation. Fourth quarter 2003 results include a charge of $2.0 million ($1.2 million after taxes) primarily related to the write-down of parts and supplies inventories, the write-down of other current assets and for employee outplacement services, and a $0.8 million ($0.5 million after taxes) charge to reflect the preliminary pension plan withdrawal liability calculation.

For the full year, net loss from discontinued operations was $1.3 million, or $0.13 per diluted share, compared to a net loss of $22.1 million, or $2.25 per diluted share, in the prior year. The prior year net loss includes the fourth quarter 2003 charges discussed above as well as $25.2 million ($15.2 million after taxes) of charges taken in the third quarter of 2003 in connection with the initial exit decision.

Balance Sheet:
-------------

Total debt increased from $72.6 million at December 31, 2003 compared to $116.5 million at December 31, 2004 primarily due to borrowings incurred in connection with the acquisition of Papercon offset by approximately $7.9 million of debt repayment during 2004.

At December 31, 2004 the Company had total debt of $116.5 million and cash of $1.2 million compared to total debt of $145.4 million and cash of $21.7 million at September 30, 2004. During the fourth quarter, the Company used cash acquired in the Papercon acquisition along with cash generated by operations to reduce total debt by $24.9 million.

Summary and Outlook:
-------------------

"2004 was an exciting and challenging year for Packaging Dynamics. We achieved solid revenue and earnings growth while maintaining margin strength in the face of significant raw material cost increases and volume declines during the fourth quarter for specialty lamination products sold into the building materials market. I am particularly pleased to report that the Papercon business which we acquired in the third quarter achieved record results during 2004. Integration of the Papercon business is proceeding well, and we continue to be enthusiastic about the revenue and earnings growth opportunities available to the Company as a result of this important strategic initiative," commented Frank V. Tannura, Chairman and Chief Executive Officer.

Mr. Tannura added, "Packaging Dynamics is continuing to target earnings per diluted share from continuing operations of $1.20 to $1.30 for 2005 reflecting the Papercon acquisition as well as the Company's ongoing objectives of mid-single digit sales growth, margin improvement through growth and productivity initiatives, and the use of free cash flow to reduce debt and fund new growth initiatives.

Earnings Call:
-------------

The Company will hold a conference call on Friday, February 11, 2005 at 10:00 a.m. (ET) to discuss the news release. For access to the conference call, please dial 1-800-288-8961 (U.S.) by 9:45 a.m. (ET) on February 11th. The access code is "Packaging Dynamics Earnings Call." A replay of the call will be available from approximately 5:00 p.m. (ET) on February 11th through 12:59 p.m. (ET) on February 25th. To access the replay, please dial 1-800-475-6701 (U.S.) or 1-320-365-3844 (International), access code 768131.

Packaging Dynamics, headquartered in Chicago, Illinois, is a flexible packaging company that laminates and converts paper, film and foil into various value-added flexible packaging products for the food service, food processing, bakery, supermarket, deli and concession markets as well as a limited number of industrial markets. For more information, visit our website at www.pkdy.com.

The statements contained in this press release are forward-looking and are identified by the use of forward-looking words and phrases, such as "estimates," "plans," "expects," "to continue," "subject to," "target" and such other similar phrases. These forward-looking statements are based on the current expectations of the Company. Because forward-looking statements involve risks and uncertainties, the Company's plans, actions and actual results could differ materially. Among the factors that could cause plans, actions and results to differ materially from current expectations are: (i) changes in consumer demand and prices resulting in a negative impact on revenues and margins; (ii) raw material substitutions and increases in the costs of raw materials, utilities, labor and other supplies; (iii) increased competition in the Company's product lines; (iv) changes in capital availability or costs; (v) workforce factors such as strikes or labor interruptions; (vi) the ability of the Company and its subsidiaries to develop new products, identify and execute capital programs and efficiently integrate acquired businesses; (vii) the cost of compliance with applicable governmental regulations and changes in such regulations, including environmental regulations; (viii) the general political, economic and competitive conditions in markets and countries where the Company and its subsidiaries operate, including currency fluctuations and other risks associated with operating in foreign countries; and (ix) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the Company and its subsidiaries.

Following are more detailed financial results for the three months and year ended December 31, 2004.



                                                          Packaging Dynamics Corporation
                                                      Consolidated Statements of Operations
                                                  (dollars in thousands, except per share data)
                                                                   (unaudited)

                             For the three months ended December 31, 2004     For the three months ended December 31, 2003
                             --------------------------------------------     --------------------------------------------
                              Reported       Adjustments      Adjusted         Reported       Adjustments      Adjusted
                              --------       -----------      --------         --------       -----------      --------

Net sales                     $ 92,383                        $ 92,383         $ 62,222                        $ 62,222
    Cost of goods sold          79,005                          79,005           53,563                          53,563
                            -----------      ----------     -----------       ----------      ----------     -----------
Gross profit                    13,378               -          13,378            8,659               -           8,659
    Operating Expenses           6,228                           6,228            3,642                           3,642
                            -----------      ----------     -----------       ----------      ----------     -----------
Income from operations           7,150               -           7,150            5,017               -           5,017

Interest expense                 2,009                           2,009            1,318            (322) (2)        996
                            -----------      ----------     -----------       ----------      ----------     -----------
Income before income taxes       5,141               -           5,141            3,699             322           4,021
Income tax provision             2,031               -           2,031            1,415             172           1,587
                            -----------      ----------     -----------       ----------      ----------     -----------
Income from continuing
operations                       3,110             $ -         $ 3,110            2,284           $ 150         $ 2,434
                                             ==========                                       ==========
Loss from discontinued
operations                        (457) (1)                       (457)          (3,664) (1)                     (3,664)
                            -----------                     -----------       ----------                     -----------
Net income (loss)              $ 2,653                         $ 2,653         $ (1,380)                       $ (1,230)
                            ===========                     ===========       ==========                     ===========

Reported and adjusted income (loss) per share:
  Basic:
    Continuing operations       $ 0.30                          $ 0.30           $ 0.24                          $ 0.25
    Discontinued operations      (0.05)                          (0.05)           (0.38)                          (0.38)
                            -----------                     -----------       ----------                     -----------
      Net income (loss)         $ 0.25                          $ 0.25          $ (0.14)                        $ (0.13)
                            ===========                     ===========       ==========                     ===========
  Diluted:
    Continuing operations       $ 0.29                          $ 0.29           $ 0.23                          $ 0.25
    Discontinued operations      (0.05)                          (0.05)           (0.37)                          (0.37)
                            -----------                     -----------       ----------                     -----------
      Net income (loss)         $ 0.24                          $ 0.24          $ (0.14)                        $ (0.12)
                            ===========                     ===========       ==========                     ===========
Weighted average shares
outstanding:
  Basic                     10,514,837                      10,514,837        9,681,504                       9,681,504
                            ===========                     ===========       ==========                     ===========
  Diluted                   10,886,362                      10,886,362        9,908,032                       9,908,032
                            ===========                     ===========       ==========                     ===========

-----------------------------------------------------------------------------------------------------------------------------
Reconciliation of Income from Operations to EBITDA

  Income from operations       $ 7,150             $ -         $ 7,150          $ 5,017             $ -         $ 5,017
  Depreciation and
    amortization                 1,897               -           1,897            1,086               -           1,086
                             ----------      ----------     -----------       ----------      ----------     -----------
  EBITDA                       $ 9,047             $ -         $ 9,047          $ 6,103             $ -         $ 6,103
                             ==========      ==========     ===========       ==========      ==========     ===========




                                                          Packaging Dynamics Corporation
                                                      Consolidated Statements of Operations
                                                  (dollars in thousands, except per share data)
                                                                 (unaudited)

                                    For the year ended December 31, 2004                 For the year ended December 31, 2003
                                    ------------------------------------                 ------------------------------------
                                  Reported      Adjustments         Adjusted            Reported      Adjustments       Adjusted
                                  --------      -----------         --------            --------      -----------       ---------

Net sales                       $ 304,973                         $ 304,973           $ 243,444                         $ 243,444
Cost of goods sold                261,910             (234) (3)     261,676             209,472                           209,472
                               -----------      -----------      -----------        ------------      -----------      -----------
Gross profit                       43,063              234           43,297              33,972                -           33,972
  Operating Expenses               20,541                            20,541              16,193             (813) (4)      15,380
                               -----------      -----------      -----------        ------------      -----------      -----------
Income from operations             22,522              234           22,756              17,779              813           18,592

Interest expense                    5,900             (150) (2)       5,750               5,674             (906) (2)       4,768
                               -----------      -----------      -----------        ------------      -----------      -----------
Income before income taxes         16,622              384           17,006              12,105            1,719           13,824
Income tax provision                6,566              152            6,718               4,736              724            5,460
                               -----------      -----------      -----------        ------------      -----------      -----------
Income from continuing
  operations                       10,056            $ 232         $ 10,288               7,369            $ 995          $ 8,364
                                                ===========                                           ===========
Loss from discontinued
  operations                       (1,278) (1)                       (1,278)            (22,089) (1)                      (22,089)
                               -----------                       -----------        ------------                       -----------
Net income (loss)                 $ 8,778                           $ 9,010           $ (14,720)                        $ (13,725)
                               ===========                       ===========        ============                       ===========

Reported and adjusted income (loss) per share:
  Basic:
    Continuing operations          $ 1.01                            $ 1.04              $ 0.76                            $ 0.86
    Discontinued operations         (0.13)                            (0.13)              (2.28)                            (2.28)
                               -----------                       -----------        ------------                       -----------
      Net income (loss)            $ 0.88                            $ 0.91             $ (1.52)                          $ (1.42)
                               ===========                       ===========        ============                       ===========
  Diluted:
    Continuing operations          $ 0.98                            $ 1.00              $ 0.75                            $ 0.85
    Discontinued operations         (0.13)                            (0.12)              (2.25)                            (2.25)
                               -----------                       -----------        ------------                       -----------
      Net income (loss)            $ 0.85                            $ 0.88             $ (1.50)                          $ (1.40)
                               ===========                       ===========        ============                       ===========

Weighted average shares outstanding:

Basic                           9,927,406                         9,927,406           9,667,301                         9,667,301
                               ===========                       ===========        ============                       ===========
Diluted                        10,268,678                        10,268,678           9,808,164                         9,808,164
                               ===========                       ===========        ============                       ===========

-----------------------------------------------------------------------------------------------------------------------------------
Reconciliation of Income from Operations to EBITDA

Income from operations           $ 22,522            $ 234         $ 22,756            $ 17,779            $ 813         $ 18,592
Depreciation and amortization       6,244                -            6,244               5,542                -            5,542
                               -----------      -----------      -----------        ------------      -----------      -----------
EBITDA                           $ 28,766            $ 234         $ 29,000            $ 23,321            $ 813         $ 24,134
                               ===========      ===========      ===========        ============      ===========      ===========

                        PACKAGING DYNAMICS CORPORATION
                NOTES TO CONSOLIDATED STATEMENTS OF OPERATIONS
                 (dollars in thousands, except per share data)
                                  (unaudited)


(1) Represents the results of operations for the Company's Detroit paper mill and Specialty Paper business which was exited during the fourth quarter of 2003 following a September 4, 2003 announcement. The net loss for the quarter and year ended December 31, 2004 is comprised primarily of pretax costs associated with the ongoing program to clear the site, recover assets and dispose of the Detroit property, offset by the proceeds from the sale of equipment. The fourth quarter 2004 loss also includes a charge of $368 to reflect the final amount of the multi-employer pension plan withdrawal liability. In the third quarter of 2003, the Company recorded a $22,094 ($13,367 after taxes) asset impairment charge, a $2,800 ($1,694 after taxes) severance charge, and a $155 ($94 after taxes) write-off of unamortized financing costs. In the fourth quarter of 2003, the Company recorded an additional charge of $1,965 ($1,189 after taxes) primarily for the write-down of parts and supplies inventories, the write-down of other current assets, and employee outplacement services and an $815 charge for pension liability.

(2) Reflects the write-off of fees and expenses incurred in connection with refinancing transactions. In the third quarter of 2004, the Company expensed $150 of costs incurred in connection with amending the terms of its term debt to provide for the Papercon acquisition. In 2003, the Company expensed $1,146 of unamortized bank fees ($906 in continuing operations and $240 in discontinued operations) resulting from the Company's credit facility refinancing.

(3) Reflects the non-recurring impact of fair value adjustments to inventory in connection with purchase accounting for the Papercon acquisition.

(4) Reflects losses incurred on the disposal of certain machinery and equipment taken out of service as part of the Company's ongoing productivity improvement program.


                                        PACKAGING DYNAMICS CORPORATION
                                        ------------------------------
                                          CONSOLIDATED BALANCE SHEETS
                                          ---------------------------
                                 (dollars in thousands, except per share data)
                                 ---------------------------------------------
                                                  unaudited
                                                  ---------

                                                                                    December 31,        December 31,
                                                                                       2004                2003
                                                                                 ----------------    ----------------
                         ASSETS

Current Assets:
         Cash and cash equivalents.......................                          $       1,175       $         453
         Accounts receivable trade (net of allowance for
            doubtful accounts of $825 and $375)..........                                 31,174              24,751
         Inventories.....................................                                 36,506              21,740
         Prepaid expenses and other......................                                  5,962               6,864
                                                                                 ----------------    ----------------
              Total current assets.......................                                 74,817              53,808
                                                                                 ----------------    ----------------
Property, Plant and Equipment:
        Buildings and improvements.......................                                 20,919              19,356
        Machinery and equipment..........................                                 58,287              46,699
        Projects in progress.............................                                    924                 271
                                                                                 ----------------    ----------------
                                                                                          80,130              66,326
        Less -- accumulated depreciation.................                                (29,284)            (23,582)
                                                                                 ----------------    ----------------
                                                                                          50,846              42,744
        Land.............................................                                    848                 861
                                                                                 ----------------    ----------------
              Total property, plant and equipment........                                 51,694              43,605
                                                                                 ----------------    ----------------
Other Assets:
         Goodwill........................................                                 81,263              43,724
         Other...........................................                                 20,893               1,819
                                                                                 ----------------    ----------------
              Total other assets.........................                                102,156              45,543
                                                                                 ----------------    ----------------
Total Assets.............................................                          $     228,667       $     142,956
                                                                                 ================    ================

           LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
         Current maturities of long-term debt............                          $       6,093       $       5,950
         Cash overdraft..................................                                  6,339               3,018
         Accounts payable................................                                 20,793              17,367
         Accrued salary and wages........................                                  3,420               4,081
         Other accrued liabilities.......................                                  8,207               6,982
                                                                                 ----------------    ----------------
              Total current liabilities..................                                 44,852              37,398

Long-term debt...........................................                                110,386              66,700
Other liabilities........................................                                  7,592               2,692
Deferred income taxes....................................                                 15,975               4,776
                                                                                 ----------------    ----------------
Total Liabilities........................................                                178,805             111,566
                                                                                 ----------------    ----------------
Commitments and Contingencies............................
                                                                                 ----------------    ----------------
Stockholders' equity:

         Common stock, $.01 par value - 40,000,000 shares
            authorized; and 10,514,837 and 9,681,504
            shares issued and outstanding at December 31,
            2004 and December 31, 2003, respectively.....                                    105                  97

         Preferred stock, $.01 par value - 5,000,000
            shares authorized; and no shares issued and
            outstanding..................................                                      -                   -

         Paid in capital in excess of par value..........                                 57,570              46,003

         Other comprehensive income (loss)...............                                    486                 190

         Retained earnings (accumulated deficit).........                                 (8,299)            (14,900)
                                                                                 ----------------    ----------------
              Total stockholders' equity.................                                 49,862              31,390
                                                                                 ----------------    ----------------
Total Liabilities and Stockholders' Equity...............                          $     228,667       $     142,956
                                                                                 ================    ================

                                        PACKAGING DYNAMICS CORPORATION
                                        ------------------------------
                                     CONSOLIDATED STATEMENT OF CASH FLOWS
                                     ------------------------------------
                                            (dollars in thousands)
                                            ----------------------
                                                  unaudited
                                                  ---------


                                                                                                 For the Year Ended
                                                                                          ----------------------------------
                                                                                            December 31,      December 31,
                                                                                               2004               2003
                                                                                          --------------    ----------------

Cash flows from operating activities:
    Net income (loss)...............................................................            $ 8,778           $ (14,720)
    Adjustments to reconcile net income to net cash from operating activities:
       Write-off of long-lived assets and other assets..............................                  -              23,902
       Depreciation and amortization................................................              6,244               7,063
       Amortization and write-off of deferred finance costs.........................                393               1,932
       Loss (Gain) on Disposal of Equipment.........................................                (55)                813
       Provision for doubtful accounts..............................................                126                 (74)
       Deferred income taxes........................................................              3,435              (9,707)
       Changes in assets and liabilities:
         Accounts receivable........................................................                128              (1,072)
         Inventories................................................................             (4,429)              5,635
         Other assets...............................................................                544                 111
         Accounts payable and accrued liabilities...................................              4,115              (1,426)
                                                                                          --------------    ----------------
         Net cash from continuing operating activities..............................             19,279              12,457
         Net cash from (used by) discontinued operating activities..................             (1,952)              2,532
                                                                                          --------------    ----------------
         Net cash from operating activities.........................................             17,327              14,989
                                                                                          --------------    ----------------
Cash flows used by investing activities:
     Proceeds from sale of assets...................................................                225                   4
     Acquisitions, net of cash acquired.............................................            (45,124)             (5,198)
     Additions to property, plant and equipment.....................................             (6,081)             (6,272)
                                                                                          --------------    ----------------
          Net cash used by continuing investing activities..........................            (50,980)            (11,466)
          Net cash from (used by) discontinued investing activities.................                602                (855)
                                                                                          --------------    ----------------
          Net cash used by investing activities.....................................            (50,378)            (12,321)
                                                                                          --------------    ----------------
Cash flows from (used by) financing activities:
    Principal payments for loan obligations.........................................             (5,871)            (75,680)
    Proceeds from loan obligations..................................................             45,000              70,000
    Proceeds under revolving line of credit.........................................             89,600              59,400
    Repayments under revolving line of credit.......................................            (91,900)            (56,200)
    Payment of dividends............................................................             (1,978)                  -
    Payment of financing costs......................................................               (670)             (1,879)
         Other, net.................................................................               (408)                280
                                                                                          --------------    ----------------
               Net cash from (used by) financing activities.........................             33,773              (4,079)
                                                                                          --------------    ----------------
Net increase (decrease) in cash and cash equivalents................................                722              (1,411)
Cash and cash equivalents at beginning of period....................................                453               1,864
                                                                                          --------------    ----------------
Cash and cash equivalents at end of period..........................................            $ 1,175               $ 453
                                                                                          ==============    ================
